Energy & Mining Global Pipeline Market



Pipeline Markets
Sustained
Developing
Emerging

Energy & Mining Tite Liner® Pipeline Market


Tite Liner® Markets
Sustained
Developing
Emerging
Office Locations

WHAT'S THE DIFFERENCE? | AEGION™

Bayou Coating Services

INTERIOR DIAMETER COATING



Description

- Provides smooth, defect free surfaces for interior flow efficiency and corrosion protection
- Flow efficiency assist in volume of natural gas throughput.

Bayou Products

- Fusion Bonded Epoxy
- InnerGard™

EXTERIOR/OUTER DIAMETER COATING



Description

- Anti-corrosion protection
- Protects pipes from thermal variances that can shut down a line
- Reduces wax and hydration formation that can impede flow

Bayou Products

- Fusion Bonded Epoxy
- 3-Layer Polyethylene
- 3-Layer Polypropylene
- Rubberized Asphalt

SPECIALIZED COATING



Description

- Provides negative buoyance for pipeline stability

Bayou Products

- Concrete Coating
- All insulation coatings

Insituform North American Rehabilitation Bidding Win Rate


54%
57%
53%
52%
48%
43%
43%
2006
2007
2008
2009
2010
2011
2012*

50%

Average Over Six Year Period

*through Quarter 1

Insituform Europe Operating Income/Margin


$7.0M–$8.0M
$6.0M
$5.0M
($1.3M)
7.5% -
8.5%
6.8%
6.9%
-1.5%
2009
2010
2011
2012 (est.)
Operating Income
Operating Margin
Range

Insituform Europe Operations



European Water/Wastewater

- Contracting
- Joint Ventures
- Licensees
- 3rd Party Product Sales
- Distributors
- Contracting/3rd Party Product Sales

Insituform Europe Operating Profit from Product Sales


15%
31%
2009
2012
(est.)

Insituform Asia-Pacific Operations



Asia Water/Wastewater

- Contracting/3rd Party Product Sales
- 3rd-Party Tube Sales
- Office Locations

Insituform North America Wetout Facilities


NAR Wetout Locations
Ocala, Florida
Birmingham, Alabama
Olyphant, Pennsylvania (services eastern Canada)
Indianapolis, Indiana
McGregor, Texas
Cedar City, Utah
Kapolei, Hawaii
Edmonton, AB, Canada (services western Canada)

Insituform North American Rehabilitation Crew Productivity



5.43
5.49
5.16
5.12
4.90
Footage Per Hour
Average Number of Crews
65
61
56
57
57
Q1
Q2
Q3
Q4
Q1
2011
2012

Insituform North American Rehabilitation Gross Profit


$81.9M
$89.5M
$95.2M
$90.9M
$74.3M
13.6%
14.8%
16.7%
16.7%
19.6%
Total Revenue
Gross Profit
Q1
Q2
Q3
Q4
Q1
2011
2012

Commercial & Structural Buildings Addressable Markets

2012: **$300 million**
2016: **$800 million**



Present Addressable
FRP Market **$650M**
$200M
FRP SPEND=**$200M**
22%
46%
19%
11%
2%
Buildings
Pipeline
Transportation
Waterfront
Industrial

Commercial & Structural Transportation Addressable Markets

2012: **$125 million**
2016: **$300 million**



Present Addressable
FRP Market **$650M**
$200M
FRP SPEND=**$200M**
22%
46%
19%
11%
2%
Buildings
Pipeline
Transportation
Waterfront
Industrial

Commercial & Structural Pipelines Addressable Markets

2012: **$150 million**
2016: **$350 million**



Present Addressable
FRP Market **$650M**
$200M
FRP SPEND=**$200M**
22%
46%
19%
11%
2%
Buildings
Pipeline
Transportation
Waterfront
Industrial

Combined Fyfe/Fibrwrap North American Revenue


$60M–$65M
$70M
$60M
$50M
$40M
$30M
$20M
$10M
Range
2006
2008
2010
2012 (est.)